EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Inc. (“Ashland”) at September 30, 2015, included the companies listed below.

Company	Jurisdiction of Incorporation
565 Corporation	Delaware, United States
ACM Eurasia LLC	Russia
Ash (Gibraltar) One Limited	Gibraltar
Ash (Gibraltar) Two Limited	Gibraltar
ASH GP LLC	Delaware, United States
Ashland (Changzhou) Advanced Chemical Co., Ltd.	China
Ashland (Changzhou) Specialty Chemical Co., Ltd	China
Ashland (China) Holdings Co., Ltd.	China
Ashland (Gibraltar) One Holding, Inc.	Delaware, United States
Ashland (Tianjin) Chemical Co., Ltd.	China
Ashland Branded Finance, Inc.	Delaware, United States
Ashland Canada Corp.	Nova Scotia, Canada
Ashland Canada Holdings B. V.	Netherlands
Ashland Chemical De Mexico S.A. De C.V.	Mexico
Ashland Chemical Hispania, S. L.	Spain
Ashland Chemical Trading (Shanghai) Company Limited	China
Ashland Chemicals (Nanjing) Company Limited	China
Ashland CZ s.r.o.	Czech Republic
Ashland Danmark ApS	Denmark
Ashland Eastern Markets LLC	Russia
Ashland Ethanol, Inc.	Delaware, United States
Ashland Finance Limited	Bermuda
Ashland Finland Oy	Finland
Ashland France SAS	France
Ashland Hercules Water Technologies (Australia) Pty Ltd	Australia
Ashland Holdings B. V.	Netherlands
Ashland India Private Limited	India
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries France SAS	France
Ashland Industries Ireland Limited	Ireland
Ashland Industries Italia S.r.l.	Italy
Ashland Industries Nederland B.V.	Netherlands
Ashland Industries UK Limited	United Kingdom
Ashland International Holdings, Inc.	Delaware, United States
Ashland Italia S.r.l.	Italy
Ashland Korea Limited	Korea
Ashland Licensing and Intellectual Property LLC	Delaware, United States
Ashland ME Holdings, Inc.	Delaware, United States
Ashland Mexico Holdings One, LLC	Delaware, United States
Ashland Mexico Holdings Two, LLC	Delaware, United States
Ashland Nederland B.V.	Netherlands
Ashland New Zealand Limited	New Zealand

Company	Jurisdiction of Incorporation
Ashland Nigeria Exploration Unlimited	Nigeria
Ashland Norge AS	Norway
Ashland Oil (Nigeria) Company Unlimited	Nigeria
Ashland Oil, Inc.	Kentucky, United States
Ashland Pacific Pty. Ltd.	Australia
Ashland Participacoes Ltda.	Brazil
Ashland Poland Sp. z o.o.	Poland
Ashland Polímeros do Brasil S.A.	Brazil
Ashland Polyester (Kunshan) Co. Ltd.	China
Ashland Rhine Holdings B.V.	Netherlands
Ashland Rhone Holdings B.V.	Netherlands
Ashland Services B. V.	Netherlands
Ashland Services Mexico, S.A. de C.V.	Mexico
Ashland Singapore Pte. Ltd.	Singapore
Ashland Specialties Austria GmbH	Austria
Ashland Specialties Belgium BVBA	Belgium
Ashland Specialties France S.a.r.l.	France
Ashland Specialties Hispania S.L.	Spain
Ashland Specialties South Africa Proprietary Limited	South Africa
Ashland Specialties Sverige AB	Sweden
Ashland Specialties UK Limited	United Kingdom
Ashland Specialty Ingredients G.P.	Delaware, United States
Ashland Switzerland Holdings GmbH	Switzerland
Ashland Valvoline Chemical (Shanghai) Co., Ltd	China
Ashland-Alaskan, Limited	Alaska, United States
Ashland-Plasticos De Portugal, Lda.	Portugal
AshLux Three, S.á.r.l.	Luxembourg
Ashmont Insurance Company, Inc.	Vermont, United States
AshOne C. V.	Netherlands
Ashprop Two LLC	Delaware, United States
AshTwo C. V.	Netherlands
Belleville Realty Corp.	Delaware, United States
Bluegrass Insurance Company Limited	Bermuda
CLTA LLC	Delaware, United States
Corporacion ISP Andina, C.A.	Venezuela
Curtis Bay Insurance Co. Ltd	Bermuda
CVG Capital III LLC	Delaware, United States
Delta Technologies LLC	Delaware, United States
East Bay Realty Services, Inc.	Delaware, United States
Ever Success Overseas Limited	British Virgin Islands
FRJ, Inc.	Georgia, United States
Funding Corp. I	Delaware, United States
Hercofina	Delaware, United States
Hercules Chemicals South Africa (Proprietary) Limited	South Africa
Hercules China Limited	Hong Kong
Hercules Holding BV BVBA	Belgium
Hercules Holding II Limited	United Kingdom
Hercules Holding Specialty Materials B. V.	Netherlands
Hercules Hydrocarbon Holdings, Inc.	Delaware, United States

Company	Jurisdiction of Incorporation
Hercules Incorporated	Delaware, United States
Hercules International Limited, LLC	Delaware, United States
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Islands Corporation	American Virgin Islands
Hercules Paper Holdings, Inc.	Delaware, United States
Hercules Tianpu Chemicals Company Limited	China
Hercules Trading (Shanghai) Company Limited	China
International Specialty Holdings LLC	Delaware, United States
International Specialty Products (India) Private Limited	India
International Specialty Products Funding Corporation	Delaware, United States
International Specialty Products Inc.	Delaware, United States
ISP (Australasia) Pty. Limited	Australia
ISP (Belgium) International N. V.	Belgium
ISP (Japan) Ltd	Japan
ISP (Korea) Limited	Korea
ISP (Polska) Sp.z o.o.	Poland
ISP (Puerto Rico) Inc.	Delaware, United States
ISP (SINGAPORE) PTE LTD	Singapore
ISP (Thailand) Co., Ltd	Thailand
ISP Alginates Inc.	Delaware, United States
ISP Argentina S.R.L.	Argentina
ISP Asia Pacific Pte. Ltd	Singapore
ISP Bermuda Limited	Bermuda
ISP Biochema Schwaben GmbH	Germany
ISP Canada Corp.	Nova Scotia, Canada
ISP Capital LLC	Delaware, United States
ISP Chemco LLC	Delaware, United States
ISP Chemical Products LLC	Delaware, United States
ISP CHEMICALS (MALAYSIA) SDN.BHD	Malaysia
ISP Chemicals LLC	Delaware, United States
ISP Chile S. A.	Chile
ISP Colombia Ltda.	Colombia
ISP do Brasil Ltda.	Brazil
ISP Environmental Services Inc.	Delaware, United States
ISP France Customer Service SARL	France
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Freetown Fine Chemicals Inc.	Delaware, United States
ISP Freight Services N. V.	Belgium
ISP Global Operations (Barbados) Inc.	Barbados
ISP Global Technologies Deutschland Unterstutzungskasse GmbH	Germany
ISP Global Technologies Inc.	Delaware, United States
ISP Global Technologies LLC	Delaware, United States
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP Horhausen GmbH	Germany
ISP Hungary Holdings Limited Liability Company	Hungary

Company	Jurisdiction of Incorporation
ISP Indústria e Comércio de Ingredientes e Especialidades para Alimentos Ltda.	Brazil
ISP International Corp.	Delaware, United States
ISP Investments Inc.	Delaware, United States
ISP Lima LLC	Delaware, United States
ISP Luxembourg Canada S.a.r.l.	Luxembourg
ISP Management Company, Inc.	Delaware, United States
ISP Marl GmbH	Germany
ISP Marl Holdings GmbH	Germany
ISP Microcaps (U.K.) Limited	United Kingdom
ISP Pharma Systems LLC	Delaware, United States
ISP Real Estate Company, Inc.	Delaware, United States
ISP Sales (U.K.) Limited	Ireland
ISP Singapore Holding LLC	Delaware, United States
ISP Technologies Inc.	Delaware, United States
ISP Technologies LLC	Delaware, United States
Jiangmen Ashland Chemicals Company Limited	China
Lubricantes Andinos "Lubrian S. A."	Ecuador
Lubricantes del Peru S.A.	Peru
Lubrival S. A.	Ecuador
Oil Casualty Insurance, Ltd.	Bermuda
Pakistan Gum Industries (Private) Limited	Pakistan
Progiven S.A.S.	France
PT Ashland Asia	Indonesia
PT ISP Chemicals Indonesia	Indonesia
PT. Hercules Chemicals Indonesia	Indonesia
Relocation Properties Management LLC	Delaware, United States
Saudi Industrial Resins Co. Ltd. (Polyester)	Saudi Arabia
Shanghai VC Lubricating Oil Co., Ltd.	China
St Croix Petrochemical Corp	American Virgin Islands
Techwax Limited	United Kingdom
V C Lubricating Oil Co. Ltd.	Hong Kong
Valvoline (Australia) Pty. Limited	Australia
Valvoline (Deutschland) B.V. & Co. KG	Germany
Valvoline (Thailand) Ltd.	Thailand
Valvoline Cummins Argentina S.A.	Argentina
Valvoline Cummins Private Limited	India
Valvoline de Colombia S.A.S.	Colombia
Valvoline Do Brasil Lubrificantes Ltda.	Brazil
Valvoline Instant Oil Change Franchising, Inc.	Delaware, United States
Valvoline International, Inc.	Delaware, United States
VIOC Funding, Inc.	Delaware, United States
WSP LLC	Delaware, United States